Exhibit 10.16
WARRANT CERTIFICATE
THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE MAY NOT BE EXERCISED BY ANY PERSON OTHER THAN THE REGISTERED HOLDER.
UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF: (I) JUNE 29, 2007; AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.
THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THIS WARRANT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES ARE “RESTRICTED” AND MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.
VOID AFTER 5:00 P.M. (TORONTO TIME) ON THE EXPIRATION DATE (AS DEFINED BELOW).
ICUITI CORPORATION
(Incorporated under the laws of the State of Delaware)
NON-TRANSFERABLE WARRANTS TO PURCHASE COMMON SHARES

CERTIFICATE NO.: W-2007-___	WARRANTS
THIS IS TO CERTIFY that                      (the “Holder”) is the registered holder of                     non-transferable warrants (each a “Warrant”) of Icuiti Corporation (the “Corporation”). Each Warrant entitles the Holder to purchase from the Corporation, subject to the terms and conditions set forth in this Warrant Certificate, one share of common stock in the capital of the Corporation (each, a “Common Share”) in the capital of the Corporation at an exercise price of $1.60 per Common Share (the “Exercise Price”). The number of Common Shares which the Holder is entitled to acquire upon exercise of these Warrants is subject to adjustment as hereinafter provided. The Warrants shall become wholly void and the unexercised portion of the subscription rights represented hereby will expire and terminate at 5:00 p.m. (Toronto time) (the “Expiration Time”) on June 29, 2009 (the “Expiration Date”).
1.	At any time or times prior to the Expiration Time on the Expiration Date, the Holder may exercise all or any number of Warrants represented hereby, by delivering to the Corporation at its principal office at 75 Town Centre Drive, Rochester, New York, 14623, U.S.A. facsimile: (585) 240-8003, a duly completed and executed exercise notice in the form attached as Schedule “A” hereto (the “Exercise Notice”) evidencing the election (which on delivery to the Corporation shall be irrevocable) of the Holder to exercise the number of Warrants set forth in the Exercise Notice and a certified cheque or bank draft in lawful money of the United States of America payable to the Corporation for the aggregate Exercise Price of all Warrants being exercised. If the Holder is not exercising all Warrants represented by this Warrant Certificate, the Holder shall be entitled to receive a Warrant certificate representing the number of Warrants which is the difference between the number of Warrants represented by this Warrant Certificate and the number of Warrants being so exercised.

To the extent that the Warrants represented by this Warrant Certificate confer the right to acquire a fraction of a Common Share, such right may be exercised in respect of such fraction only in combination with one or more Warrants which in the aggregate entitle the Holder to acquire a whole number of Common Shares.

No fractional Common Share will be issued upon the exercise of any Warrant and the Holder will not be entitled to any cash payment as compensation in lieu of a fractional Common Share.

2.	The Holder shall be deemed to have become the holder of record of Common Shares on the date (the “Exercise Date”) on which the Corporation has received both a duly completed Exercise Notice and payment in full in respect of the Common Shares; provided, however, that if such date is not a business day then the Common Shares shall be deemed to have been issued and the Holder shall be deemed to have become the holder of record of the Common Shares on the next following business day. Within three business days of the Exercise Date, the Corporation shall issue and deliver (or cause to be delivered) to the Holder, by registered mail to the Holder’s address specified in the register of the Corporation, a certificate for the appropriate number of Common Shares.

3.	The Corporation hereby covenants and agrees with the Holder that:
(a)	each Common Share issued upon the due exercise of each Warrant will, upon issuance, be fully paid and non-assessable and free and clear of any lien, claim, charge or encumbrance and at all times the Corporation will have authorized and reserved for issuance a sufficient number of Common Shares to provide for the exercise of the Warrants;

(b)	except as expressly provided herein, this Warrant Certificate shall not entitle the Holder to any rights as a shareholder of the Corporation including, without limitation, any voting rights;

(c)	it will use commercially reasonable efforts at all times prior to the Expiration Date to maintain its corporate existence;

(d)	if required, it will give written notice of the issue of Common Shares pursuant to the exercise of the Warrants to the securities regulatory authority in the jurisdiction in which the Holder is resident; and

(e)	it will perform and carry out all acts and things required to be done by it as provided for herein.
4.	(a) If, prior to the Expiration Time on the Expiration Date, the Corporation,
(i)	subdivides, redivides, combines or consolidates its then outstanding Common Shares into a greater or lesser number of Common Shares, or

(ii)	distributes Common Shares or securities exchangeable or convertible for Common Shares by way of stock dividend or otherwise (other than as a dividend paid in the ordinary cause, a distribution of Common Shares on exercise of Warrants or pursuant to the exercise of options granted under the Corporation’s stock option plan) to holders of all or substantially all of its then outstanding Common Shares,
(any of such events herein called a “Share Reorganization”), then the Exercise Price shall be adjusted effective immediately after the record date determined for purposes, on the date or the effective date, as the case may be, of such Share Reorganization by multiplying the Exercise Price in effect immediately prior to such record date or effective date, as the case may be, by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date or effective date, as the case may be, before giving effect to the Share Reorganization and the denominator of which shall be the number of Common Shares outstanding immediately after giving effect to such Share Reorganization including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would be outstanding if such securities were exchanged for or converted into Common Shares. From and after any adjustment of the Exercise Price pursuant to this section 4(a), the number of Common Shares issuable pursuant to the Warrants shall also be adjusted by multiplying the number of Common Shares then otherwise issuable by a fraction, the numerator of which shall be the

Exercise Price in effect immediately prior to the adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.
(b)	If, prior to the Expiration Time on the Expiration Date, the Corporation fixes a record date for the issue of options, rights or warrants exercisable during a period expiring not more than 45 days after the record date for such issue (the “Rights Period”) to all or substantially all the holders of Common Shares entitling them to acquire Common Shares or other securities convertible or exchangeable into Common Shares at less than 95% of their Current Market Price (any of such event herein called a “Rights Offering”) then the Exercise Price shall be adjusted effective immediately after the end of the Rights Period to a price determined by multiplying the Exercise Price in effect immediately after such record date by a fraction,
(i)	the numerator of which shall be the aggregate of:
(1)	the number of Common Shares outstanding as of the record date for the Rights Offering; and

(2)	a number determined by dividing either
(A)	the product of the number of Common Shares issued or subscribed for during the Rights Period and the price at which such Common Shares are offered, or

(B)	the product of the exchange or conversion price of such securities offered and the number of Common Shares for or into which the securities so offered pursuant to the Rights Offering have been exchanged or converted during the Rights Period, by the Current Market Price of the Common Shares on the record date for the Rights Offering; and
(ii)	the denominator of which shall be the number of Common Shares outstanding after giving effect to the Rights Offering, including the number of Common Shares actually issued or subscribed for (or securities for or into which the securities so offered pursuant to the Rights Offering have been exchanged or converted) during the Rights Period.
If the Holder has exercised any of the Warrants at any time during the period commencing immediately after the record date for a Rights Offering and expiring on the last day of the Rights Period, the Holder shall be entitled to receive from the Corporation, not later than 30 days after the end of the Rights Period, an amount equal to the difference, if any, between the Exercise Price in effect immediately prior to the end of such Rights Period and the Exercise Price as adjusted for such Rights Offering pursuant to this section 4(b) multiplied by the number of Common Shares acquired upon such exercise of any Warrants. Payment of any such amount shall be mailed to the address to which the Common Shares purchased upon such exercise are to be sent.
(c)	If, prior to the Expiration Time on the Expiration Date, the Corporation distributes evidences of its indebtedness or any property or other assets (other than by way of a Common Share Reorganization or Rights Offering and excluding cash dividends paid in the ordinary course) to holders of all or substantially all of its then outstanding Common Shares, the number of Common Shares to be issued by the Corporation under the Warrants shall, at the time of exercise, be appropriately adjusted and the Holder shall receive, in lieu of the number of Common Shares in respect of which the right is then being exercised, the aggregate number of Common Shares or other securities or property that the Holder would have been entitled to receive as a result of such event, if, on the record date therefor, the Holder had been the registered holder of the number of Common Shares to which the Holder was theretofore entitled upon the exercise of the Warrants.

(d)	If, prior to the Expiration Time on the Expiration Date, there is a capital reorganization of the Corporation or a reclassification or other change in the Common Shares (other than a Common Share Reorganization) or a consolidation, merger or amalgamation of the Corporation with or into any other corporation or entity (other than a consolidation, merger or amalgamation which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other securities) or a transfer of all or substantially all of the Corporation’s undertaking and assets to another corporation or entity in which the holders of Common Shares are entitled to receive shares, other securities or property (any of such events being called a “Capital Reorganization”), the Holder, where the Holder has not exercised the Warrants prior to the effective date of such Capital Reorganization, shall be entitled to receive and shall accept, upon the exercise of such right, on such date or any time thereafter, for the same aggregate consideration in lieu of the number of Common Shares to which the Holder was theretofore entitled to subscribe for and purchase, the aggregate number of shares or other securities or property which the Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Holder had been the registered holder of the number of Common Shares to which the Holder was theretofore entitled to acquire hereunder.

(e)	Any adjustments made pursuant to this section 4 shall be subject to the following rules and procedures:
(i)	the adjustments provided for in section 4 are cumulative and shall be made successively whenever an event referred to herein shall occur, provided no adjustment shall be made unless the cumulative effect of all such adjustments would change the Exercise Price by at least 1% of the current Exercise Price or if the Holder is allowed to participate in the specified event as though the Holder had exercised the Warrants prior to such occurrence of such event;

(ii)	if the Corporation sets a record date to take any action and thereafter and before taking such action abandons its plan to take such action, then no adjustment to the Exercise Price shall be required by reason of setting such record date;

(iii)	upon the occurrence of each and every event set out in this section 4, the provisions of the Warrants, including the Exercise Price, shall be deemed to be amended accordingly and the Corporation shall take all necessary action to comply with such provisions as so amended;

(iv)	“Current Market Price” of the Common Shares at any date means the price per Common Share equal to the fair market value thereof as determined by the board of directors of the Corporation, acting reasonably;

(v)	in the event of any question arising with respect to the adjustments provided in Section 4, such question shall be conclusively determined, absent manifest error, by a firm of chartered accountants appointed by the Corporation, acting reasonably (who may be the Corporation’s auditors), such accountants shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation and the Holder;

(vi)	as a condition precedent to the taking of any action which would result in an adjustment to the number of Common Shares purchaseable upon exercise of these Warrants, the Corporation shall take any corporate action which may be necessary in order that the Common Shares to which the Holder is entitled on the full exercise of its exercise right in accordance with the provisions hereof shall be available for such purpose and that such Common Shares may be validly and legally issued as fully paid and non-assessable Common Shares; and

(vii)	the Corporation shall from time to time immediately after the occurrence of any event which requires an adjustment in the Exercise Price and/or number of Common Shares purchaseable upon exercise of Warrants as provided for herein, deliver a certificate of an officer of the Corporation to the Holder specifying the nature of the event requiring the adjustment and the amount of the adjustment thereby necessitated and setting forth in reasonable detail the adjusted Exercise Price and/or number of Common Shares purchasable upon exercise of Warrants, the method of calculation and the facts upon which such calculation is based.
5.	If at any time there occurs any Change in Control Transaction, then the Holder shall be deemed to have exercised the entirety of the Warrants represented by this Warrant Certificate immediately prior to the effectiveness of such Change in Control Transaction becoming effective or immediately prior to the applicable record date thereof, if earlier (notwithstanding any restrictions imposed upon the ability of the Holder to do so), and the Holder shall be entitled to receive upon or after such change in control becoming effective, and upon payment of the Exercise Price then in effect, the number of shares or other securities of the Corporation, the number of shares or other securities of any other entity and/or any other property which would have been received by the Holder for the shares of stock subject to this Warrant Certificate had the entirety of the Warrants represented by this Warrant Certificate been exercised immediately prior to such Change in Control Transaction becoming effective or immediately prior to the applicable record date thereof, if earlier. “Change in Control Transaction” shall mean the occurrence of (x) any consolidation or merger of the Corporation with or into any other corporation or other entity or person (whether or not the Corporation is the surviving corporation) (excluding a consolidation or merger in connection with a corporate reorganization in which the ultimate beneficial owners of the Corporation before and after such transaction are the same), or (y) any other corporate reorganization or transaction or series of related transactions in which in excess of 50% of the Corporation’s voting power is transferred through a merger, consolidation or similar transaction, or (z) the liquidation or distribution to shareholders of the Corporation of all or substantially all of its assets.

6.	If, in case at any time:
(a) the Corporation pays any dividend payable in stock upon the Common Shares or makes any distribution to the holders of the Common Shares;
(b) the Corporation offers for subscription pro rata to the holders of its Common Shares any additional shares of stock of any class or other rights;
(c) there is a voluntary or involuntary dissolution, liquidation or winding-up of the Common Shares; or
(d) in case of any Share Reorganization;
then, and in any one or more of such cases, the Corporation will give to the Holder at least 15 business days’ prior written notice of the date on which the books of the Corporation will close or a record will be taken for such dividend, distribution or offer of subscription rights, or for determining rights to vote with respect to such dissolution, liquidation or winding-up or Share Reorganization and, in the case of such dissolution, liquidation or winding-up or Share Reorganization, at least 15 business days’ prior written notice of the date when the same will take place. Such notice in accordance with the foregoing clause will also specify, in the case of any such dividend, distribution or offer of subscriptions rights, the date on which the holders of the Common Shares will be entitled thereto, and such notice in accordance with the foregoing will also specify the date on which the holders of the Common Shares will be entitled to exchange the Common Shares for securities or other property deliverable upon such dissolution, liquidation or winding-up or Share Reorganization, as the case may be.

7.	Except as hereinafter provided, all or any of the rights conferred upon the Holder by the terms hereof may be enforced by the Holder by appropriate legal proceedings. No recourse under or upon any obligation, covenant or agreement contained herein shall be had against any shareholder, director or officer of the Corporation either directly or through the Corporation, it being expressly agreed and declared that the obligations under the Warrants are solely corporate obligations and that no personal liability whatever shall attach to or be incurred by the shareholders, directors or officers of the Corporation or any of them in respect thereof, any and all rights and claims against every such shareholder, officer or director being hereby expressed waived as a condition of and as a consideration for the issue of the Warrants.

8.	The Warrants evidenced by this Warrant Certificate are not transferable.

9.	If any Warrant certificate becomes stolen, lost, mutilated or destroyed, the Corporation, shall, on such terms as it may in its discretion acting reasonably impose, issue and deliver to the Holder a new Warrant certificate of like denomination, tenor and date as the Warrant certificate so stolen, lost, mutilated or destroyed.

10.	The Corporation shall maintain at its principal office a register of the names and addresses of the holders of the Warrants.

11.	The Warrants evidenced by this Warrant Certificate and the Common Shares issuable upon exercise thereof are subject to statutory resale restrictions under applicable securities legislation and may not be traded until the expiry of certain hold periods, except as permitted by and in compliance with applicable securities legislation.

12.	If any date upon or by which any action is required to be taken by the Corporation or the Holder is not a business day then such action shall be required to be taken on or by the next day which is a business day. In the event the Expiration Date falls on a date which is not a business day, the Expiration Date shall be extended to the next succeeding day that is a business day.

13.	Words importing the singular number also include the plural and vice versa and words importing any gender include all genders.

14.	The division of this Warrant Certificate into sections or other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Warrant Certificate or the Warrants.

15.	If any provision of this Warrant Certificate shall be void or unenforceable for any reason, it shall be severed from the remainder of the provisions and such remainder shall remain in full force and effect notwithstanding such severance. Any court with jurisdiction over any dispute relating to the Warrants may amend the provisions of this Warrant Certificate and the terms of the Warrants to the minimum extent required to render the impugned provision valid and enforceable.

16.	Time shall be of the essence hereof.

17.	Unless otherwise indicated, any reference to dollar amounts or “$” is expressed in Canadian dollars.

18.	As used in this Warrant Certificate, “business day” means a day other than a Saturday, Sunday, any statutory or civic holiday or any other day on which banks are generally closed in Rochester, New York.

19.	Except as otherwise provided in this Warrant Certificate, any notice or other communication required or permitted to be given in respect of the Warrants shall be in writing and shall be given by facsimile or by hand-delivery as provided below. Any notice or other communication, if sent by facsimile, shall be deemed to have been received on the business day on which it was sent, or if delivered by hand shall be deemed to have been received at the time it is delivered. Notice of change of address shall also be governed by this section. Notices and other communications shall be addressed and delivered as follows:
(a)	in the case of the Corporation:
75 Town Centre Drive

Rochester, New York, 14623
U.S.A.
Attention:      Chief Financial Officer
Facsimile:      (585) 240-8003
(b)	in the case of the Holder, by personal or couriered delivery to such holder at the address of the Holder as set forth on the register maintained by the Corporation, as described in section 8.
20.	The Corporation may deem and treat the Holder as the absolute owner of these Warrants for all purposes and shall not be affected by any notice or knowledge to the contrary. The receipt by the Holder for Common Shares purchasable pursuant to the Warrants evidenced hereby shall be a good discharge to the Corporation for the same and the Corporation shall not be bound to inquire into such Holder’s title.

21.	The terms and conditions of the Warrants shall enure to the benefit of and be binding upon the Holder, and the Holder’s heirs, personal representatives, successors and assigns (as the case may be) and shall enure to the benefit of and be binding upon the Corporation and its successors and assigns. In the case of the consolidation, amalgamation, arrangement, merger or transfer of the undertaking or assets of the Corporation as an entirety, or substantially as an entirety, to another corporation, the successor corporation resulting from such consolidation, amalgamation, arrangement, merger or transfer (if not the Corporation) will be bound by the provisions hereof and for the due and punctual performance and observance of each and every covenant and obligation contained in this Warrant to be performed by the Corporation.

22.	The Warrants shall be governed by the laws of the State of New York and the laws of the United States of America applicable therein. The parties irrevocably attorn and submit to the non-exclusive jurisdiction of the courts of New York with respect to any matter arising hereunder or related hereto.

23.	These Warrants and the Common Shares issuable upon the exercise of these warrants have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or any state securities laws. These Warrants may not be exercised in the United States (as defined in regulations under the U.S. Securities Act) unless the Warrants and Common Shares issuable upon exercise hereof have been registered under the U.S. Securities Act and any applicable state securities laws or unless as exemption from such registration is available, and the Corporation receives an opinion of counsel in form and substance satisfactory to it to such effect.
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IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its duly authorized officer as of the 29th day of June, 2007.

ICUITI CORPORATION
By:
Paul J. Travers, President and CEO

SCHEDULE “A”
EXERCISE NOTICE

TO: ICUITI CORPORATION (the “Corporation”)
The undersigned registered holder of Warrants hereby irrevocably elects to exercise Warrants to purchase                      Common Shares issuable upon the exercise of such Warrants and tenders herewith a bank draft or a certified cheque payable to or to the order of the Corporation in the aggregate amount of $                     and hereby requests that a certificate representing the Common Shares be issued in the name(s) of and delivered to:

Name in Full	Address	Number of Common Shares

By executing this Exercise Notice, the undersigned represents and warrants that the undersigned is not a U.S. Person and is not exercising the Warrants within the United States and that the Common Shares are not being subscribed for on behalf of a U.S. Person (as such capitalized terms are defined under the United States Securities Act of 1933, as amended).
                DATED this ___day of                     , 200___.

By: